UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2014

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices and Zip Code)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Consummation of the Merger
On October 23, 2014 (the “Closing Date”), Green Dot Corporation (“Green Dot” or the “Company”) announced the consummation of the transactions (the “Merger Transactions”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2014, by and among the Company, Patriot Merger Sub LLC, a wholly owned subsidiary of the Company (“Merger Sub”), SBBT Holdings, LLC (“SBBT”), Torrey Holdings, LLC, solely in its capacity as the initial Holder Representative thereunder, and certain persons delivering joinder agreements therewith. The terms of the Merger Agreement and the Merger Transactions are more fully described in the Company’s Current Report on Form 8‑K previously filed with the Securities and Exchange Commission on September 18, 2014 (the “Prior Form 8‑K”), which is incorporated herein by reference.
Under the terms of the Merger Agreement, Green Dot paid and issued (after adjustment for and payment in cash in lieu of fractional shares) to the equityholders of SBBT (the “Holders”) on the Closing Date $199,210,308 in cash and 6,133,319 shares of common stock of Green Dot (of which 1,066,667 shares were deposited in an escrow fund to serve as a source of payment of any indemnification obligations of the Holders under Article VIII of the Merger Agreement). In addition, the Holders have the opportunity to earn up to $80,000,000 of earnout consideration payable in cash at the times and subject to the contingencies set forth in the Merger Agreement.
Registration Rights Agreement
On the Closing Date, in connection with the consummation of the Merger Transactions, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Holders which grants such Holders certain registration rights with respect to the shares of Green Dot common stock issued pursuant to the Merger Agreement. Under the Registration Rights Agreement, the Company is required to file a shelf registration statement to register the shares of Green Dot common stock issued pursuant to the Merger Agreement as soon as reasonably practicable after the Closing Date. The Company is required to cause such registration statement to be declared effective within 75 days of the Closing Date and, subject to certain exceptions, to keep such registration statement continuously effective (such period, the “Effectiveness Period”) until the earlier of (x) the date following the second anniversary of the Closing Date on which there remain fewer than 1,840,001 registrable securities (i.e., approximately 30% of the aggregate shares of Green Dot common stock issued on the Closing Date) and (y) the 30 month anniversary of the Closing Date (i.e., April 23, 2017). The Registration Rights Agreement grants Holders holding at least $30 million of registrable securities the right to cause the Company to effect up to two underwritten takedowns under the registration statement of, in each case, at least $30 million in registrable securities. The Company is not required to effect an underwritten offering more than once in any six-month period. All reasonable expenses incident to the registration (other than certain specified selling expenses) are required to be borne by the Company.
The Company may delay the filing or effectiveness of the registration statement for up to 60 days in certain circumstances where the Company determines in good faith that it would be detrimental to the Company for resales of registrable securities to be made pursuant to the registration statement; provided, the Company cannot delay or suspend the filing or effectiveness of the registration statement for more than 90 days in any 12 month period and not more than 180 days in the aggregate during the Effectiveness Period.

The Registration Rights Agreement will terminate either when there are no longer any registrable securities or, if earlier, at the end of the Effectiveness Period. Shares of Green Dot common stock issued pursuant to the Merger Agreement are no longer “registrable securities” at such time that (i) such securities shall have been disposed of in accordance with the registration statement, (ii) such securities shall have been sold by a Holder in a transaction in which rights under the Registration Rights Agreement are not assigned in accordance with the Registration Rights Agreement, (iii) such securities have been sold to the public pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), or (iv) such securities cease to be outstanding.
The foregoing summary of the Merger Agreement, the Merger Transactions and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, filed as Exhibit 2.1 to the Prior Form 8-K and incorporated herein by reference, and the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
The Merger Agreement has been incorporated herein by reference, and the above description has been included, to provide investors and security holders with information regarding the terms of the Merger Agreement and Merger Transactions. They are not intended to provide any other factual information about Green Dot, SBBT or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Green Dot, SBBT, Merger Sub or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Green Dot or SBBT. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about Green Dot or SBBT and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission.
Senior Secured Credit Facility
On the Closing Date, the Company entered into a $225 million credit agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, Wells Fargo Bank, National Association, and the other lenders party thereto. The Credit Agreement, subject to the terms and conditions set forth therein, provides for (i) a $75 million five-year revolving facility (the “Revolving Facility”), which includes a $10 million sublimit for the issuance of standby letters of credit and a $5 million sublimit for swingline loans, and (ii) a five-year $150 million term loan facility (the “Term Facility” and, together with the Revolving Facility, the “Senior Credit Facility”). The Credit Agreement also includes an accordion feature that, subject to securing additional commitments from existing lenders or new lending institutions, will allow the Company to increase the aggregate amount of the Senior Credit Facility by up to $50 million. The entire Term Facility was drawn on the Closing Date, the proceeds of which were used to finance the Merger Transactions pursuant to the terms of the Merger Agreement and to pay fees and expenses incurred in connection therewith. After the Closing Date, the Company expects to use the proceeds of any borrowings under the Revolving Facility for working capital and other general corporate purposes of the Company and its Subsidiaries, subject to the terms and conditions set forth in the Credit Agreement.
At the Company’s election, loans made under the Credit Agreement bear interest at (1) a LIBOR rate (the “LIBOR Rate”) or (2) a base rate determined by reference to the higher of (a) the Bank of America prime rate, (b) the United States federal funds rate plus 0.50% and (c) a daily rate equal to one-month LIBOR rate plus 1.0% (the “Base Rate”), plus in either case an applicable margin. The applicable margin for borrowings under the Senior Credit Facility depends on the Company’s total leverage ratio and varies from 2.50% to 3.00% for LIBOR Rate loans and 1.50% to 2.00% for Base Rate loans.
The Company also pays a commitment fee, which varies from 0.30% to 0.40% per annum on the actual daily unused portions of the Revolving Facility. Letter of credit fees are payable in respect of outstanding letters of credit at a rate per annum equal to the applicable margin for LIBOR Rate loans.
The Revolving Facility matures, the commitments thereunder terminate, and all amounts then outstanding thereunder are payable on October 23, 2019.
Quarterly principal payments of $5,625,000 are payable on the loans under the Term Facility. The loans made under the Term Facility mature and all amounts then outstanding thereunder are payable on October 23, 2019.
The borrowings under the Senior Credit Facility are prepayable at the option of the Company without premium or penalty (other than customary breakage costs). The Credit Agreement requires the Company to repay certain amounts outstanding thereunder with (1) net cash proceeds of certain asset sales or other dispositions that exceed certain thresholds, to the extent such proceeds are not reinvested or committed to be reinvested in the business in accordance with customary reinvestment provisions and (2) net cash proceeds of the incurrence of certain indebtedness. Borrowings under the Senior Facilities are guaranteed by each domestic subsidiary of the Company (each a “Guarantor”), other than certain excluded subsidiaries (including bank subsidiaries) and subject to certain other exceptions set forth in the Credit Agreement and the related loan documents. Obligations under the Senior Credit Facility are secured by first priority liens on, and security interests in, substantially all of the present and after-acquired assets of the Company and each Guarantor subject to certain customary exceptions.
The Senior Credit Facility contains customary representations and warranties relating to the Company and its subsidiaries. The Senior Credit Facility also contains certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, liens, indebtedness, investments and acquisitions, mergers and fundamental changes, asset sales, restricted payments, changes in the nature of the business, transactions with affiliates and other matters customarily restricted in such agreements. The Company must maintain a minimum fixed charge coverage ratio and a maximum consolidated leverage ratio at the levels set forth in the Credit Agreement.
If an event of default shall occur and be continuing under the Senior Credit Facility, the commitments under the Senior Credit Facility may be terminated and the principal amounts outstanding under the Senior Credit Facility, together with all accrued unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable.

The foregoing description of the Senior Credit Facility is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
To the extent required by Item 2.01 of Form 8‑K, the information relating to the consummation of the Merger Transactions contained or incorporated in Item 1.01 is incorporated by reference into this Item 2.01.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent required by Item 2.03 of Form 8‑K, the information under Item 1.01 is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sale of Equity Securities.
On October 23, 2014, the Company completed its acquisition of SBBT pursuant to the Merger Agreement. To the extent required by Item 3.02 of Form 8‑K, the information under Item 1.01 is incorporated herein by reference. Pursuant to the Merger Agreement, the Company issued (after adjustment for and payment in cash in lieu of fractional shares) 6,133,319 shares of Green Dot common stock to the Holders (of which 1,066,667 shares were deposited in an escrow fund to serve as a source of payment of any indemnification obligations of the Holders under Article VIII of the Merger Agreement). The shares of Green Dot common stock were issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act.
Item 7.01. Regulation FD Disclosure.
On October 23, 2014, the Company issued a press release announcing the consummation of the Merger Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.
The information furnished in Item 7.01 of this Current Report, including Exhibits 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
The Company intends to file the financial statements of SBBT required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information
The Company intends to furnish the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Number	Description

4.1	Registration Rights Agreement, dated as of October 23, 2014, by and among Green Dot Corporation and the persons listed on Exhibit A thereto.

10.1	Credit Agreement, dated as of October 23, 2014, by and among Green Dot Corporation, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press release, dated October 23, 2014 (solely furnished and not filed for purposes of Item 7.01).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ Steven W. Streit
Steven W. Streit
Chief Executive Officer
Date: October 23, 2014

EXHIBIT INDEX

Number	Description

4.1	Registration Rights Agreement, dated as of October 23, 2014, by and among Green Dot Corporation and the persons listed on Exhibit A thereto.

10.1	Credit Agreement, dated as of October 23, 2014, by and among Green Dot Corporation, Bank of America, N.A., as administrative agent, and the other lenders party thereto.

99.1	Press release, dated October 23, 2014 (solely furnished and not filed for purposes of Item 7.01).